UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2010

PACIFIC CAPITAL BANCORP

(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1021 Anacapa Street Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2010, Pacific Capital Bancorp (the “Company”) and its wholly-owned subsidiary, Pacific Capital Bank, N.A. (the “Bank”) entered into an Employment Agreement (the “Agreement”) with George S. Leis, pursuant to which Mr. Leis will continue to serve as President and Chief Executive Officer of the Company and the Bank. The term of the Agreement will commence on April 2, 2010 and will expire on April 1, 2012.

During the employment term, the Agreement provides for, among other things, (a) a salary of $600,000 per year; (b) annual cash and/or equity bonuses based upon Mr. Leis’ accomplishment of business, financial, and other goals established by the Board of Directors of the Bank; (c) participation in the Bank’s deferred compensation program; (d) eligibility to participate in group benefits and programs of the Bank; and (e) reimbursement for reasonable, ordinary, and necessary business expenses incurred by Mr. Leis in connection with the performance of his duties as President and Chief Executive Officer of the Bank.

If Mr. Leis’ employment is terminated for cause (as defined in the Agreement), he will be paid his earned but unpaid salary and earned but unused vacation pay due through the date of termination. If Mr. Leis’ employment is terminated without cause, (a) he will be paid his earned but unpaid salary and earned but unused vacation pay due through the date of termination, and (b) he and the Company have agreed to enter into a separation and general release agreement for which the Company will pay Mr. Leis reasonable compensation based on the value of Mr. Leis’ covenants in such agreement as determined by an independent third-party consultant. If Mr. Leis’ employment is terminated in connection with a disability, he will be entitled to receive for a period of twelve months an amount equal to the difference between any disability payments provided by the Bank’s insurance plans and his then current salary. In addition, all of his unvested stock options and restricted stock will vest.

The Agreement provides that during the term of his employment with the Company, and for one year thereafter, Mr. Leis will not solicit the services of any officer, employee or independent contractor of the Company or the Bank to work for another employer.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated March 11, 2010, by and among Pacific Capital Bank, N.A., Pacific Capital Bancorp and George S. Leis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP
(Registrant)

March 17, 2010	By:	/s/ Donald Lafler
Donald Lafler
Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement dated March 11, 2010, by and among Pacific Capital Bank, N.A., Pacific Capital Bancorp and George S. Leis